Exhibit 99

VIAD CORP ACQUIRES BANFF INTERNATIONAL HOTEL

Expands Market Share in Banff National Park Area

PHOENIX – (PRNewswire) — March 8, 2012 — Viad Corp (NYSE:VVI) today announced that it completed the acquisition of the Banff International Hotel and related assets on March 7, 2012. This acquisition is expected to be slightly accretive to Viad’s 2012 earnings.

Paul B. Dykstra, Viad’s chairman, president and chief executive officer, said, “The acquisition of the Banff International Hotel is an important addition to our high-margin Travel & Recreation Group. This in-market expansion leverages our existing operations and enhances our ability to drive economies of scope by cross-selling our attractions. We are committed to expanding our hospitality and recreational attractions portfolio in and around national parks in North America, and this transaction represents another successful execution against those plans.”

The Banff International Hotel is located in the heart of downtown Banff, Alberta.  With 162 guest rooms, the property features full-service accommodations, including a restaurant and recreation facilities, and is within walking distance of restaurants, museums and shopping. Apart from the Banff International Hotel, Brewster Travel Canada operates and owns the Mount Royal Hotel, a 135-room hotel located in Banff National Park and the Glacier View Inn, a 32-room hotel located in Jasper National Park.

Michael Hannan, president of Viad’s Travel & Recreation Group, said, “The addition of the Banff International Hotel expands our share of rooms in Banff National Park, enhancing our ability to service tour operator and independent traveler needs.  It is a natural fit with our existing hospitality, attraction, travel planning and transportation assets, building upon the strong foundation we have established in Banff.  We are excited to offer this new product to our valued customer base and look forward to serving our customer needs with an expanded portfolio of high-quality experiential products and services.  We also look forward to the opportunity to expand business partnerships across all of our divisions.”

About Viad

Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, comprised of Global Experience Specialists and affiliates, and its Travel & Recreation Group, comprised of Brewster Travel Canada, Glacier Park, Inc. and Alaskan Park Properties, Inc. Viad’s Travel & Recreation Group delivers premium travel experiences to the global market.  Brewster Travel Canada is a full-service travel company based in the heart of the Canadian Rockies and specializes in travel planning, hospitality, attractions and motor coach transportation. Glacier Park, Inc. is an independent hotel operator and concessionaire of Waterton-Glacier International Peace Park, providing lodging accommodations, food and beverage services, retail operations, and tour and transportation services throughout Glacier and Waterton-Lakes National Parks. Alaskan Park Properties, Inc. is comprised of the Denali Backcountry Lodge and Denali Cabins, the Denali Backcountry Adventure sightseeing operation, the Anchorage Denali Express Motorcoach Service and a full service Alaskan vacation tour business, Alaska Denali Tours. For more information on Viad and its Travel & Recreation Group, visit the company’s Web site at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad’s businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad’s annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

Contact:
Melinda Keels
Investor Relations
(602) 207-2681
mkeels@viad.com